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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 9, 2002


                                  MISONIX, INC.
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          New York                   1-10986                    11-2148932
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(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)             Identification No.)


1938 New Highway, Farmingdale, New York                            11735
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:           (631) 694-9555
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(Former name or former address, if changed since last report.)







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Item 4.  Changes in Registrant's Certifying Accountant.

On January 9, 2002, MISONIX, INC. (the "Registrant") notified KPMG LLP ("KPMG"), the principal accountant engaged to audit the Registrant's financial statements, that the Registrant would not retain KPMG to audit the Registrant's financial statements for the current fiscal year.

KPMG's report on the Registrant's financial statements for the last fiscal year did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant's decision to change accountants was consented to by the Registrant's Audit Committee.

During the Registrant's most recent fiscal year and the subsequent interim period preceding dismissal there was no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of the disagreement in connection with its report.

On January 14, 2002, the Registrant engaged the accounting firm of Ernst & Young LLP as the principal accountant to audit the Registrant's financial statements for the current fiscal year.

Item 7.  Financial Statements and Exhibits.

99.1  Letter from KPMG dated January 16, 2002










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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 MISONIX, INC.



Date:  January 16, 2002                          By:  /s/Richard Zaremba
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                                                      Richard Zaremba
                                                      Vice President and CFO